EXHIBIT 10.13

AMENDMENT TO THE 2014 OMNIBUS INCENTIVE PLAN

THIS AMENDMENT (this “Amendment”) to the TriState Capital Holdings, Inc. 2014 Omnibus Incentive Plan (as amended from time to time, the “Plan”), is made and adopted by the Board of Directors (the “Board”) of TriState Capital Holdings, Inc. (the “Company”), effective as of the Effective Date (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

WHEREAS, the Company has previously adopted, and the Company’s stockholders have previously approved, the Plan;

WHEREAS, pursuant to Section 4.1 of the Plan, the Board has the authority to amend the Plan, subject to certain limitations;

WHEREAS, the Board believes it is in the best interests of the Company and its stockholders to amend the Plan as set forth herein; and

WHEREAS, this Amendment shall become effective upon the approval of this Amendment by the Company’s stockholders at the annual meeting of stockholders held on May 17, 2021 (the date of such approval, the “Effective Date”).

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date:

1.Section 1.6.1 of the Plan is hereby amended to (i) increase the aggregate number of shares available for issuance under the Plan by 800,000 and (ii) increase the aggregate number of shares available for issuance as Incentive Stock Options by 800,000.

2.Section 1.4 of the Plan is hereby amended to state as follows:

    Awards under the Plan may be made to current Employees; Contractors; Directors (or, with respect to Awards other than stock options, any person or entity with the contractual right to representation on the Board); or solely with respect to their final year of service, former Employees. For the avoidance of doubt, any references to “persons” who have received Awards shall include any entities that have received Awards pursuant to this Section 1.4.

3.     Section 1.6.3 of the Plan is hereby amended to state as follows:

In order to retain and compensate Directors for their services, and to strengthen the alignment of their interests with those of the shareholders of TriState, the Plan permits the grant of stock-based awards to Directors (or, with respect to Awards other than stock options, any person or entity with the contractual right to representation on the Board). Aggregate Awards to any one non-employee Director (or any person or entity with the contractual right to representation on the Board) in respect of any calendar year, solely with respect to service on the Board, may not exceed 50,000 shares.

4.     This Amendment shall be and is hereby incorporated into and forms a part of the Plan.

5.     Except as expressly provided herein, all terms and conditions of the Plan shall continue in full force and effect.